VISA

Visa Inc. Reports Fiscal Third Quarter 2020 Results

San Francisco, CA, July 28, 2020 – Visa Inc. (NYSE: V)

- **GAAP net income of $2.4B or $1.07 per share and non-GAAP net income of $2.3B or $1.06 per share**
- **Net revenues of $4.8B, a decrease of 17%**
- **While the underlying business drivers declined year-over-year due to the continuing impact of COVID-19, they improved each month throughout the quarter – meaningfully for payments volume and processed transactions and marginally for cross-border volume**
- **Returned $1.6B of capital to shareholders in the form of share repurchases and dividends**

Q3 2020 Results

(Ended June 30, 2020)

in billions, except percentages and per share data	GAAP		Non-GAAP [1]	
	USD	YoY Change	USD	YoY Change
Net Revenues	$4.8	(17%)	$4.8	(17%)
Net Income	$2.4	(23%)	$2.3	(24%)
Earnings Per Share	$1.07	(22%)	$1.06	(23%)

[1] Non-GAAP results exclude equity investment gains and losses, amortization of acquired intangible assets and non-recurring acquisition-related costs.

Alfred F. Kelly, Jr., *Chairman and Chief Executive Officer, Visa Inc.*, commented on the results:

"We continue to focus on managing our business for the medium and long-term despite the challenges of the global pandemic. In the quarter, we were pleased to see strong growth in areas that are strategically important, including eCommerce, tap to pay, new flows and value-added services. We remain committed to our strategy and are thoughtfully investing to fuel Visa's future performance."

Q3 2020 Key Business Drivers

(YoY increase / (decrease), volume in constant dollars)

Payments Volume
(10%)

Cross-Border Volume
Excluding Intra-Europe[1]: (47%)
Total: (37%)

Processed Transactions
(13%)

[1] Cross-border volume excluding transactions within Europe.

Fiscal Third Quarter 2020 — Financial Highlights GAAP net income in the fiscal third quarter was $2.4 billion or $1.07 per share, decreases of 23% and 22%, respectively, over prior year’s results. Current and prior year’s results included $51 million and $9 million of net gains from equity investments, respectively. Current and prior year’s results also included $17 million and $5 million, respectively, related to the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items, non-GAAP net income for the quarter was $2.3 billion or $1.06 per share, decreases of 24% and 23%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non-GAAP earnings per share decrease was approximately 22% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count. Net revenues in the fiscal third quarter were $4.8 billion, a decrease of 17%, driven by the year-over-year declines in payments volume, cross-border volume and processed transactions. Net revenues decrease was approximately 16% on a constant-dollar basis. Payments volume for the three months ended March 31, 2020, on which fiscal third quarter service revenues are recognized, grew 4% over the prior year on a constant-dollar basis. Payments volume for the three months ended June 30, 2020, decreased 10% over the prior year on a constant-dollar basis. Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, declined 47% on a constant-dollar basis for the three months ended June 30, 2020. Including cross-border transactions within Europe, the decline on a constant-dollar basis was 37% in the quarter. Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2020, were 30.7 billion, a 13% decrease over the prior year. Fiscal third quarter service revenues were $2.4 billion, flat compared to the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues decreased 5% over the prior year to $2.5 billion. International transaction revenues declined 44% over the prior year to $1.1 billion. Other revenues of $314 million reflected an 8% reduction over the prior year. Client incentives, which are a contra- revenue item, were $1.5 billion and represented 23.8% of gross revenues. GAAP operating expenses were $1.8 billion for the fiscal third quarter, a 5% decrease over the prior year's results, including the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses decreased 5% over the prior year, primarily driven by marketing and general and administrative expenses reflecting our overall cost management strategy. GAAP non-operating expense was $67 million for the fiscal third quarter, including $51 million of net equity investment gains. GAAP effective income tax rate was 19.1% for the quarter ended June 30, 2020, including the tax impacts from net equity investment gains, amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding the tax impacts from these items, the non-GAAP effective income tax rate was 19.0% for the quarter ended June 30, 2020. Cash, cash equivalents and investment securities were $17.2 billion as of June 30, 2020. The weighted-average number of diluted shares of class A common stock outstanding was 2.21 billion for the quarter ended June 30, 2020. 2

Other Notable Items COVID-19 continues to have an impact globally. In the fiscal third quarter we saw spending improve each month as most countries began to relax domestic restrictions. In the U.S., as the quarter progressed, payments volume meaningfully improved, driven by the relaxing of shelter-in-place restrictions in a number of states. This helped to lift card present spending while eCommerce excluding travel spend remained consistently elevated, as consumers continued to shift their spend online. International markets are at various stages of reopening and recovery, with many large markets having a trajectory comparable to the U.S. Global processed transaction growth has slightly lagged payments volume growth, as the mix of spending shifted away from smaller purchases. Cross-border volume has improved only marginally through the quarter as travel has been heavily affected by most country borders remaining closed, partially offset by strong eCommerce spend excluding travel. On April 2, 2020 Visa issued fixed-rate senior notes in an aggregate principal amount of $4.0 billion, with maturities ranging between 7 and 20 years, and interest rates from 1.9% to 2.7%. The weighted-average interest rate is 2.16%. The net proceeds will be used for general corporate purposes. During the three months ended June 30, 2020, Visa repurchased 5.2 million shares of class A common stock, at an average price of $180.47 per share, using $0.9 billion of cash on hand. In the nine months ended June 30, 2020, Visa repurchased a total of 36.0 million shares of class A common stock, at an average price of $180.01 per share, using $6.5 billion of cash on hand. The Company had $7.0 billion of remaining authorized funds for share repurchase as of June 30, 2020. On July 20, 2020, the board of directors declared a quarterly cash dividend of $0.30 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as- converted basis) payable on September 1, 2020, to all holders of record as of August 14, 2020. Financial Outlook for Fiscal Full-Year 2020 The worldwide spread of COVID-19 has created significant uncertainty in the global economy and the extent to which COVID-19 will continue to impact the Company’s future results is difficult to reasonably estimate at this time; therefore we are not providing a fiscal full-year 2020 outlook. Fiscal Third Quarter 2020 Earnings Results Conference Call Details Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available for 30 days. Investor information, including supplemental financial information, is also available at http://investor.visa.com. 3

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of COVID-19, our future operations, prospects, developments, strategies and business growth. Forward-looking statements generally are identified by words such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward- looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  impact of global economic, political, market, health and social events or conditions, including the impact of COVID-19;  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed restrictions on international payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, merchants and other third parties;  brand or reputational damage;  management changes;  exposure to loss or illiquidity due to settlement guarantees;  uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;  a disruption, failure, breach or cyber-attack of our networks or systems;  risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2019, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network - enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. The company’s relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa-everywhere/blog.html and @VisaNews. Investor Relations Media Relations Contacts Mike Milotich, 650-432-7644, Will Stickney, 415-805-4892, InvestorRelations@visa.com Press@visa.com 4

Fiscal Third Quarter 2020 — Financial Summary

Q3 FISCAL 2020 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended June 30, 2020		YoY Change	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues				
Service revenues	$ 2,409	$ 2,409	0%	0%
Data processing revenues	2,525	2,525	(5%)	(5%)
International transaction revenues	1,102	1,102	(44%)	(44%)
Other revenues	314	314	(8%)	(8%)
Client incentives	(1,513)	(1,513)	(2%)	(2%)
Net revenues	4,837	4,837	(17%)	(17%)
Operating Expenses				
Personnel	941	939	8%	8%
Marketing	174	174	(38%)	(38%)
Network and processing	172	171	(7%)	(7%)
Professional fees	95	94	(16%)	(14%)
Depreciation and amortization	197	184	19%	13%
General and administrative	258	258	(18%)	(18%)
Litigation provision	1	1	(40%)	(40%)
Total operating expenses	1,838	1,821	(5%)	(5%)
Operating income	2,999	3,016	(23%)	(23%)
Non-operating expense	(67)	(118)	59%	134%
Effective tax rate	19.1%	19.0%	(1 ppt)	(1 ppt)
Net income	$ 2,373	$ 2,347	(23%)	(24%)
Earnings per share	$ 1.07	$ 1.06	(22%)	(23%)

Q3 FISCAL 2020 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	(10%)	(12%)
Cross-border volume excluding intra-Europe[1]	(47%)	(48%)
Cross-border volume total	(37%)	(38%)
Processed transactions	(13%)	(13%)

(1) Cross-border volume excluding transactions within Europe.

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Visa Inc. Consolidated Balance Sheets (unaudited) June 30, September 30, 2020 2019 (in millions, except per share data) Assets Cash and cash equivalents $ 13,898 $ 7,838 Restricted cash equivalents—U.S. litigation escrow 1,148 1,205 Investment securities 2,739 4,236 Settlement receivable 2,111 3,048 Accounts receivable 1,453 1,542 Customer collateral 1,759 1,648 Current portion of client incentives 1,150 741 Prepaid expenses and other current assets 753 712 Total current assets 25,011 20,970 Investment securities 547 2,157 Client incentives 3,168 2,084 Property, equipment and technology, net 2,746 2,695 Goodwill 15,791 15,656 Intangible assets, net 27,188 26,780 Other assets 3,433 2,232 Total assets $ 77,884 $ 72,574 Liabilities Accounts payable $ 153 $ 156 Settlement payable 2,725 3,990 Customer collateral 1,759 1,648 Accrued compensation and benefits 703 796 Client incentives 4,208 3,997 Accrued liabilities 2,397 1,625 Current maturities of debt 2,999 — Accrued litigation 1,156 1,203 Total current liabilities 16,100 13,415 Long-term debt 17,880 16,729 Deferred tax liabilities 4,728 4,807 Other liabilities 3,652 2,939 Total liabilities 42,360 37,890 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, none issued (the “class A equivalent preferred stock”) — — Series B convertible participating preferred stock, 2 shares issued and outstanding at June 30, 2020 and 2,213 2,285 September 30, 2019 (the “UK&I preferred stock”) Series C convertible participating preferred stock, 3 shares issued and outstanding at June 30, 2020 and 3,085 3,177 September 30, 2019 (the “Europe preferred stock”) Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,687 and 1,718 shares issued and outstanding at — — June 30, 2020 and September 30, 2019, respectively Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2020 — — and September 30, 2019 Class C common stock, $0.0001 par value, 1,097 shares authorized, 11 shares issued and outstanding at June 30, 2020 — — and September 30, 2019 Right to recover for covered losses (24) (171) Additional paid-in capital 16,457 16,541 Accumulated income 14,072 13,502 Accumulated other comprehensive income (loss), net: Investment securities 4 6 Defined benefit pension and other postretirement plans (192) (192) Derivative instruments (39) 199 Foreign currency translation adjustments (52) (663) Total accumulated other comprehensive income (loss), net (279) (650) Total equity 35,524 34,684 Total liabilities and equity $ 77,884 $ 72,574 6

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,	
	2020	2019	2020	2019
	(in millions, except per share data)			
Net revenues	$ 4,837	$ 5,840	$ 16,745	$ 16,840
Operating Expenses				
Personnel	941	872	2,863	2,573
Marketing	174	282	683	799
Network and processing	172	184	536	528
Professional fees	95	113	304	305
Depreciation and amortization	197	165	571	484
General and administrative	258	315	840	855
Litigation provision	1	1	9	30
Total operating expenses	1,838	1,932	5,806	5,574
Operating income	2,999	3,908	10,939	11,266
Non-operating Income (Expense)				
Interest expense, net	(142)	(128)	(371)	(413)
Investment income and other	75	86	167	320
Total non-operating income (expense)	(67)	(42)	(204)	(93)
Income before income taxes	2,932	3,866	10,735	11,173
Income tax provision	559	765	2,006	2,118
Net income	$ 2,373	$ 3,101	$ 8,729	$ 9,055
Basic Earnings Per Share				
Class A common stock	$ 1.07	$ 1.37	$ 3.92	$ 3.98
Class B common stock	$ 1.74	$ 2.23	$ 6.37	$ 6.49
Class C common stock	$ 4.29	$ 5.48	$ 15.70	$ 15.92
Basic Weighted-average Shares Outstanding				
Class A common stock	1,690	1,735	1,702	1,748
Class B common stock	245	245	245	245
Class C common stock	11	12	11	12
Diluted Earnings Per Share				
Class A common stock	$ 1.07	$ 1.37	$ 3.92	$ 3.97
Class B common stock	$ 1.74	$ 2.23	$ 6.36	$ 6.48
Class C common stock	$ 4.29	$ 5.48	$ 15.68	$ 15.90
Diluted Weighted-average Shares Outstanding				
Class A common stock	2,214	2,265	2,227	2,278
Class B common stock	245	245	245	245
Class C common stock	11	12	11	12

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Visa Inc. Consolidated Statements of Cash Flows (unaudited) Nine Months Ended June 30, 2020 2019 (in millions) Operating Activities Net income $ 8,729 $ 9,055 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Client incentives 4,966 4,480 Share-based compensation 322 321 Depreciation and amortization of property, equipment, technology and intangible assets 571 484 Deferred income taxes (116) 234 VE territory covered losses incurred (22) (170) Other (149) (204) Change in operating assets and liabilities: Settlement receivable 966 (127) Accounts receivable 108 (319) Client incentives (6,261) (4,778) Other assets (464) (172) Accounts payable 7 (22) Settlement payable (1,324) 280 Accrued and other liabilities 1,058 257 Accrued litigation (47) (577) Net cash provided by (used in) operating activities 8,344 8,742 Investing Activities Purchases of property, equipment and technology (568) (507) Investment securities: Purchases (549) (2,321) Proceeds from maturities and sales 3,675 3,870 Acquisitions, net of cash acquired (77) (136) Purchases of / contributions to other investments (254) (482) Proceeds / distributions from other investments 5 10 Other investing activities 76 (21) Net cash provided by (used in) investing activities 2,308 413 Financing Activities Repurchase of class A common stock (6,572) (6,480) Dividends paid (2,002) (1,706) Proceeds from issuance of senior notes 3,985 — Payment of deferred purchase consideration related to Visa Europe acquisition — (1,236) Cash proceeds from issuance of common stock under employee equity plans 142 127 Restricted stock and performance-based shares settled in cash for taxes (158) (106) Other financing activities (118) — Net cash provided by (used in) financing activities (4,723) (9,401) Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents 173 (62) Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents 6,102 (308) Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period 10,832 10,977 Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period $ 16,934 $ 10,669 Supplemental Disclosure Cash paid for income taxes, net $ 1,793 $ 1,992 Interest payments on debt $ 503 $ 503 Accruals related to purchases of property, equipment and technology $ 34 $ 87 8

Visa Inc. Fiscal 2020 and 2019 Quarterly Results of Operations (unaudited) Fiscal 2020 Quarter Ended Fiscal 2019 Quarter Ended June 30, March 31, December 31, September 30, June 30, 2020 2020 2019 2019 2019 (in millions) Net revenues $ 4,837 $ 5,854 $ 6,054 $ 6,137 $ 5,840 Operating Expenses Personnel 941 940 982 871 872 Marketing 174 235 274 306 282 Network and processing 172 183 181 193 184 Professional fees 95 103 106 149 113 Depreciation and amortization 197 192 182 172 165 General and administrative 258 269 313 341 315 Litigation provision 1 8 — 370 1 Total operating expenses 1,838 1,930 2,038 2,402 1,932 Operating income 2,999 3,924 4,016 3,735 3,908 Non-operating Income (Expense) Interest expense, net (142) (118) (111) (120) (128) Investment income and other 75 23 69 96 86 Total non-operating income (expense) (67) (95) (42) (24) (42) Income before income taxes 2,932 3,829 3,974 3,711 3,866 Income tax provision 559 745 702 686 765 Net income $ 2,373 $ 3,084 $ 3,272 $ 3,025 $ 3,101 9

Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited) We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Starting in fiscal 2020, we revised our non-GAAP methodology to exclude the impact of gains and losses on our equity investments, amortization of acquired intangible assets and acquisition-related costs for acquisitions that closed in fiscal 2019 and subsequent periods. Prior year amounts have been restated to conform to our current presentation. • Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business. During the three and nine months ended June 30, 2020, we recorded net realized and unrealized gains of $51 million and $62 million, respectively, and related tax expense of $11 million and $14 million, respectively. For the same prior-year comparable periods, we recorded net realized and unrealized gains of $9 million and $89 million, respectively, and related tax expense of $3 million and $21 million, respectively. • Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance. During the three and nine months ended June 30, 2020, we recorded amortization of acquired intangible assets of $13 million and $35 million, respectively, and related tax benefit of $3 million and $8 million, respectively. For the same prior-year comparable periods, we recorded amortization of acquired intangible assets of $2 million. • Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business. During the three months ended June 30, 2020, we recorded acquisition- related costs of $4 million. During the nine months ended June 30, 2020, we recorded acquisition-related costs of $11 million and related tax benefit of $2 million. For the same prior-year comparable periods, we recorded acquisition-related costs of $3 million and related tax benefit of $1 million. 10

Visa Inc. Reconciliation of Non-GAAP Financial Results - continued (unaudited)

Non-GAAP operating expense, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures for the three and nine months ended June 30, 2020 and 2019.

	Three Months Ended June 30, 2020					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)					
As reported	$ 1,838	$ (67)	$ 559	19.1 %	$ 2,373	$ 1.07
(Gains) Losses on equity investments, net	—	(51)	(11)		(40)	(0.02)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(4)	—	—		4	—
Non-GAAP	$ 1,821	$ (118)	$ 551	19.0 %	$ 2,347	$ 1.06

	Nine Months Ended June 30, 2020					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)					
As reported	$ 5,806	$ (204)	$ 2,006	18.7 %	$ 8,729	$ 3.92
(Gains) Losses on equity investments, net	—	(62)	(14)		(48)	(0.02)
Amortization of acquired intangible assets	(35)	—	8		27	0.01
Acquisition-related costs	(11)	—	2		9	—
Non-GAAP	$ 5,760	$ (266)	$ 2,002	18.7 %	$ 8,717	$ 3.91

	Three Months Ended June 30, 2019					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)					
As reported	$ 1,932	$ (42)	$ 765	19.8 %	$ 3,101	$ 1.37
(Gains) Losses on equity investments, net	—	(9)	(3)		(6)	—
Amortization of acquired intangible assets	(2)	—	—		2	—
Acquisition-related costs	(3)	—	1		2	—
Non-GAAP	$ 1,927	$ (51)	$ 763	19.8 %	$ 3,099	$ 1.37

	Nine Months Ended June 30, 2019					
	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)					
As reported	$ 5,574	$ (93)	$ 2,118	19.0 %	$ 9,055	$ 3.97
(Gains) Losses on equity investments, net	—	(89)	(21)		(68)	(0.03)
Amortization of acquired intangible assets	(2)	—	—		2	—
Acquisition-related costs	(3)	—	1		2	—
Non-GAAP	$ 5,569	$ (182)	$ 2,098	18.9 %	$ 8,991	$ 3.95

(1) Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended June 30, 2020, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2020 and 2019, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended June 30, 2020										
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$475	(21.0%)	(18.8%)	$396	(18.2%)	(16.1%)	7,042	$80	(32.2%)	(29.7%)	702
Canada	62	(15.8%)	(12.5%)	56	(18.4%)	(15.2%)	844	7	15.6%	20.2%	7
CEMEA	239	(19.3%)	(13.8%)	108	(12.4%)	(5.0%)	4,949	131	(24.2%)	(19.8%)	927
LAC	162	(30.6%)	(14.3%)	73	(30.1%)	(12.6%)	2,939	89	(31.0%)	(15.6%)	841
US	1,091	(6.5%)	(6.5%)	949	(7.0%)	(7.0%)	16,095	142	(3.1%)	(3.1%)	709
Europe	464	(17.5%)	(14.1%)	372	(13.5%)	(10.2%)	8,810	92	(30.7%)	(27.1%)	570
Visa Inc.	2,494	(15.0%)	(11.9%)	1,953	(12.4%)	(9.9%)	40,679	541	(23.3%)	(18.2%)	3,756
Visa Credit Programs											
US	$424	(21.7%)	(21.7%)	$417	(21.0%)	(21.0%)	4,903	$7	(50.3%)	(50.3%)	8
International	562	(24.1%)	(20.6%)	529	(23.5%)	(19.9%)	9,319	33	(32.6%)	(29.5%)	134
Visa Inc.	986	(23.1%)	(21.1%)	946	(22.4%)	(20.4%)	14,223	40	(36.6%)	(34.3%)	142
Visa Debit Programs											
US	$667	6.8%	6.8%	$532	8.0%	8.0%	11,192	$135	2.0%	2.0%	701
International	841	(18.2%)	(12.0%)	475	(8.3%)	(2.7%)	15,264	366	(28.2%)	(21.8%)	2,913
Visa Inc.	1,507	(8.8%)	(4.6%)	1,007	(0.4%)	2.7%	26,456	501	(22.0%)	(16.5%)	3,615

	For the 3 Months Ended March 31, 2020												
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$545	(8.9%)	(7.1%)	$437	(8.4%)	(6.2%)	7,422	$108	(10.8%)	(10.4%)	989	899	988
Canada	66	2.5%	3.6%	61	1.9%	3.0%	932	6	8.9%	10.1%	11	74	80
CEMEA	291	8.4%	9.3%	130	18.2%	19.4%	5,551	161	1.6%	2.3%	1,160	364	360
LAC	214	(6.8%)	5.3%	101	(0.7%)	14.2%	3,820	114	(11.6%)	(1.5%)	1,028	456	495
US	1,123	4.9%	4.9%	983	5.7%	5.7%	17,624	139	(0.8%)	(0.8%)	855	793	981
Europe	534	1.1%	4.0%	419	3.4%	6.0%	10,346	116	(6.4%)	(2.7%)	814	516	565
Visa Inc.	2,773	0.5%	2.6%	2,130	2.3%	4.1%	45,694	643	(5.0%)	(2.2%)	4,857	3,102	3,469
Visa Credit Programs													
US	$507	3.9%	3.9%	$492	3.9%	3.9%	5,941	$15	1.9%	1.9%	14	276	340
International	668	(6.5%)	(3.4%)	624	(6.5%)	(3.4%)	10,547	44	(6.6%)	(4.1%)	186	711	801
Visa Inc.	1,175	(2.3%)	(0.4%)	1,116	(2.2%)	(0.3%)	16,488	59	(4.6%)	(2.6%)	199	987	1,141
Visa Debit Programs													
US	$615	5.7%	5.7%	$491	7.6%	7.6%	11,683	$124	(1.1%)	(1.1%)	842	517	641
International	983	0.7%	4.3%	523	7.7%	11.1%	17,522	460	(6.1%)	(2.4%)	3,816	1,598	1,687
Visa Inc.	1,598	2.6%	4.8%	1,014	7.6%	9.4%	29,206	584	(5.1%)	(2.2%)	4,658	2,115	2,328

VISA 12

For the 3 Months Ended December 31, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$629	2.1%	1.9%	$511	3.7%	4.3%	8,171	$118	(4.5%)	(7.4%)	1,072	903	996
Canada	79	4.4%	4.4%	73	4.1%	4.2%	1,058	6	7.9%	7.9%	11	72	75
CEMEA	322	11.8%	10.6%	142	24.9%	22.9%	5,637	180	3.3%	2.4%	1,276	364	362
LAC	254	1.0%	8.7%	116	7.2%	17.1%	4,111	138	(3.7%)	2.5%	1,236	449	488
US	1,200	7.1%	7.1%	1,055	7.8%	7.8%	19,011	145	2.1%	2.1%	921	787	973
Europe	596	4.5%	5.3%	462	7.8%	8.3%	11,328	134	(5.3%)	(3.6%)	961	516	568
Visa Inc.	3,080	5.4%	6.0%	2,360	7.6%	8.2%	49,316	720	(1.3%)	(0.5%)	5,476	3,091	3,463
Visa Credit Programs													
US	$568	6.6%	6.6%	$554	6.7%	6.7%	6,755	$14	1.3%	1.3%	15	276	345
International	780	3.6%	4.9%	731	4.2%	5.6%	11,594	49	(4.2%)	(3.4%)	212	711	797
Visa Inc.	1,348	4.9%	5.6%	1,285	5.3%	6.1%	18,349	63	(3.0%)	(2.4%)	227	987	1,142
Visa Debit Programs													
US	$631	7.5%	7.5%	$501	9.0%	9.0%	12,256	$130	2.2%	2.2%	905	511	628
International	1,100	4.8%	5.7%	574	11.9%	12.6%	18,711	526	(1.9%)	(0.9%)	4,344	1,592	1,692
Visa Inc.	1,732	5.8%	6.4%	1,075	10.5%	10.9%	30,967	657	(1.1%)	(0.3%)	5,249	2,103	2,321

For the 3 Months Ended September 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$610	1.8%	2.9%	$494	3.8%	5.7%	7,908	$116	(6.0%)	(7.5%)	988	872	973
Canada	77	8.1%	9.0%	71	8.0%	8.9%	1,051	6	9.4%	10.2%	12	67	68
CEMEA	308	11.3%	11.6%	133	25.5%	25.0%	5,397	175	2.5%	3.1%	1,259	361	358
LAC	240	4.2%	9.5%	108	11.5%	18.1%	3,821	132	(1.1%)	3.4%	1,213	438	475
US	1,168	7.3%	7.3%	1,021	8.1%	8.1%	18,784	148	2.1%	2.1%	951	766	937
Europe	579	2.1%	6.2%	442	4.8%	9.1%	10,873	137	(5.6%)	(2.3%)	998	510	559
Visa Inc.	2,982	5.2%	6.8%	2,268	7.5%	9.1%	47,835	714	(1.3%)	0.1%	5,420	3,014	3,370
Visa Credit Programs													
US	$547	6.7%	6.7%	$533	6.8%	6.8%	6,602	$14	1.7%	1.7%	16	273	337
International	763	5.0%	7.2%	712	5.4%	7.6%	11,286	51	(0.2%)	2.1%	225	711	792
Visa Inc.	1,310	5.7%	7.0%	1,245	6.0%	7.3%	17,889	66	0.2%	2.0%	241	983	1,129
Visa Debit Programs													
US	$621	7.8%	7.8%	$488	9.4%	9.4%	12,181	$133	2.2%	2.2%	934	494	599
International	1,051	3.2%	5.9%	536	9.2%	13.2%	17,765	515	(2.3%)	(0.6%)	4,245	1,537	1,641
Visa Inc.	1,672	4.9%	6.6%	1,024	9.3%	11.4%	29,946	648	(1.4%)	(0.1%)	5,179	2,031	2,241

For the 3 Months Ended June 30, 2019

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$602	(1.9%)	3.0%	$484	(0.3%)	5.4%	7,536	$118	(7.8%)	(5.8%)	992	934	1,034
Canada	74	1.5%	5.5%	68	1.7%	5.6%	999	6	(0.2%)	3.6%	11	64	70
CEMEA	296	5.2%	8.5%	123	17.1%	20.7%	5,098	173	(1.9%)	1.4%	1,250	354	353
LAC	234	(2.6%)	7.3%	104	2.4%	15.4%	3,619	130	(6.3%)	1.7%	1,198	430	467
US	1,167	7.8%	7.8%	1,020	8.8%	8.8%	18,607	147	1.6%	1.6%	946	759	923
Europe	562	(2.6%)	5.2%	430	0.5%	8.0%	10,358	133	(11.5%)	(3.0%)	1,003	506	554
Visa Inc.	2,935	2.4%	6.3%	2,229	4.9%	8.6%	46,218	706	(5.0%)	(0.7%)	5,400	3,047	3,400
Visa Credit Programs													
US	$542	7.0%	7.0%	$528	7.1%	7.1%	6,392	$14	5.1%	5.1%	15	270	334
International	740	(0.6%)	5.9%	691	(0.3%)	6.3%	10,756	50	(4.8%)	1.0%	226	705	790
Visa Inc.	1,283	2.5%	6.4%	1,219	2.8%	6.7%	17,149	64	(2.8%)	1.9%	241	975	1,124
Visa Debit Programs													
US	$624	8.5%	8.5%	$492	10.7%	10.7%	12,215	$132	1.3%	1.3%	931	489	589
International	1,028	(1.2%)	4.7%	518	4.9%	11.4%	16,855	509	(6.7%)	(1.5%)	4,228	1,583	1,687
Visa Inc.	1,652	2.3%	6.2%	1,010	7.6%	11.0%	29,069	642	(5.2%)	(0.9%)	5,159	2,072	2,276

VISA 13

For the 12 Months Ended June 30, 2020	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,259	(6.5%)	(5.1%)	$1,838	(4.8%)	(3.0%)	30,542	$421	(13.2%)	(13.4%)	3,751
Canada	285	(0.3%)	1.1%	261	(1.2%)	0.2%	3,885	25	10.5%	12.1%	40
CEMEA	1,159	2.7%	4.4%	513	13.3%	15.4%	21,535	646	(4.4%)	(2.9%)	4,622
LAC	870	(7.9%)	2.9%	397	(3.2%)	9.8%	14,691	473	(11.6%)	(2.2%)	4,318
US	4,582	3.0%	3.0%	4,008	3.5%	3.5%	71,514	574	0.1%	0.1%	3,436
Europe	2,173	(2.5%)	0.4%	1,694	0.6%	3.3%	41,357	479	(11.9%)	(8.7%)	3,343
Visa Inc.	11,329	(1.1%)	0.9%	8,711	1.1%	2.8%	183,524	2,618	(7.7%)	(5.0%)	19,510
Visa Credit Programs											
US	$2,047	(1.4%)	(1.4%)	$1,996	(1.1%)	(1.1%)	24,202	$51	(11.3%)	(11.3%)	53
International	2,773	(5.5%)	(2.8%)	2,595	(5.1%)	(2.4%)	42,747	178	(10.8%)	(8.5%)	756
Visa Inc.	4,820	(3.8%)	(2.2%)	4,591	(3.4%)	(1.9%)	66,948	228	(10.9%)	(9.1%)	809
Visa Debit Programs											
US	$2,535	6.9%	6.9%	$2,012	8.5%	8.5%	47,313	$523	1.3%	1.3%	3,383
International	3,975	(2.4%)	1.1%	2,108	5.0%	8.5%	69,262	1,867	(9.5%)	(6.1%)	15,318
Visa Inc.	6,509	1.1%	3.3%	4,120	6.7%	8.5%	116,575	2,390	(7.3%)	(4.6%)	18,701

For the 12 Months Ended June 30, 2019	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,415	1.1%	5.3%	$1,930	3.2%	7.7%	28,933	$485	(6.5%)	(3.3%)	4,094	934	1,034
Canada	286	2.3%	6.7%	264	2.5%	6.9%	3,812	22	(0.1%)	4.2%	45	64	70
CEMEA	1,129	2.2%	8.3%	453	13.8%	21.3%	18,279	676	(4.3%)	1.0%	4,927	354	353
LAC	945	(7.3%)	6.9%	410	(2.8%)	14.8%	13,884	535	(10.6%)	1.6%	4,819	430	467
US	4,447	8.8%	8.8%	3,874	9.9%	9.9%	70,964	573	1.9%	1.9%	3,716	759	923
Europe	2,228	(1.2%)	6.1%	1,685	1.3%	7.9%	39,321	543	(8.2%)	0.7%	4,079	506	554
Visa Inc.	11,451	2.8%	7.2%	8,616	5.9%	9.6%	175,193	2,835	(5.5%)	0.5%	21,681	3,047	3,400
Visa Credit Programs													
US	$2,077	8.1%	8.1%	$2,019	8.3%	8.3%	24,569	$57	2.7%	2.7%	60	270	334
International	2,933	0.9%	7.5%	2,734	1.4%	8.0%	41,086	199	(5.5%)	0.4%	874	705	790
Visa Inc.	5,010	3.8%	7.7%	4,754	4.2%	8.1%	65,655	256	(3.7%)	0.9%	934	975	1,124
Visa Debit Programs													
US	$2,370	9.4%	9.4%	$1,854	11.6%	11.6%	46,395	$516	1.8%	1.8%	3,656	489	589
International	4,070	(1.7%)	5.4%	2,008	4.9%	11.5%	63,143	2,062	(7.4%)	0.1%	17,091	1,583	1,687
Visa Inc.	6,441	2.1%	6.9%	3,862	8.0%	11.6%	109,539	2,579	(5.7%)	0.4%	20,747	2,072	2,276

VISA 14

2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Total Growth (Nominal USD)	Total Growth (Constant USD)	Ex. Intra-Europe [(1)] Growth (Constant USD)
3 Months Ended			
Jun 30, 2020	(38%)	(37%)	(47%)
Mar 31, 2020	(4%)	(2%)	(4%)
Dec 31, 2019	7%	9%	9%
Sep 30, 2019	4%	7%	9%
Jun 30, 2019	2%	7%	9%
12 Months Ended			
Jun 30, 2020	(8%)	(5%)	(8%)

(1) Cross-border volumes excluding transactions within Europe drive our international transaction revenues.

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa's networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended		
Jun 30, 2020	30,676	(13%)
Mar 31, 2020	34,941	7%
Dec 31, 2019	37,775	11%
Sep 30, 2019	36,425	11%
Jun 30, 2019	35,428	12%
12 Months Ended		
Jun 31, 2020	139,817	4%

VISA

15

Footnote Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. 16